EXHIBIT 10.2

Board Resolution Approving Warrant Plan

RESOLVED, that, subject to the approval of the stockholders, the issuance from time to time by the Board of Directors of Series G Common Stock Purchase Warrants to purchase up to 250,000 restricted shares of Common Stock at an exercise to be determined by the Board of Directors of the Company, which may be below the market price of the Common Stock on the grant date, to directors of the Company, officers of the Company and persons with whom the Company enters into consulting or similar arrangements (the “Warrant Plan”) and the form of Warrant attached hereto as Exhibit C, be and hereby is approved and the submission of the Warrant Plan to the stockholders for their approval at the Special Meeting be and hereby is approved; and be it further